                                                                    Exhibit 21.1
                              List of Subsidiaries

                                                                                     Jurisdiction of
Name                                                                                 Incorporation
----                                                                                 ---------------
Cypress Semiconductor (Minnesota) Inc. (CMI)  . . . . . . . . . . . . . . . . . . .  Delaware

Cypress Semiconductor (Texas) Inc. (CTI)  . . . . . . . . . . . . . . . . . . . . .  Delaware

IC Designs, Inc. (ICD)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Washington

Multichip Technology Incorporated (MTI)   . . . . . . . . . . . . . . . . . . . . .  Delaware

Cypress Export, Inc. .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Barbados

Cypress Semiconductor International, Inc.   . . . . . . . . . . . . . . . . . . . .  Delaware

Cypress Semiconductor SARL  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  France

Cypress Semiconductor GmbH  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Germany

Cypress Semiconductor Italia S.r.l.   . . . . . . . . . . . . . . . . . . . . . . .  Italy

Cypress Semiconductor K.K.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Japan

Cypress Semiconductor AB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Scandinavia

Cypress Semiconductor Limited   . . . . . . . . . . . . . . . . . . . . . . . . . .  UK

Cypress Semiconductor Singapore Pte. Ltd.   . . . . . . . . . . . . . . . . . . . .  Singapore

Cypress Investment Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware
